                                                                       Exhibit C

                                VOTING AGREEMENT


                  THIS VOTING AGREEMENT (the "Agreement") is entered into as of August 19, 1998, between the undersigned stockholder (the "Stockholder") of SunAmerica Inc., a Maryland corporation (the "Company"), and American International Group, Inc., a Delaware corporation ("Parent").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent have entered into an Agreement and Plan of Merger dated as of August 19, 1998 (the "Merger Agreement"), providing for the merger of the Company with and into Parent (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

                  WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which the Stockholder will receive the Merger Consideration (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") owned by him, the Stockholder has agreed to enter into this Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Representations of Stockholder. The Stockholder represents that such Stockholder:

                           (a) is the beneficial owner of that number of shares of Common Stock and that number of shares of Non-Transferable Class B Stock, par value $1.00 per share, of the Company (together with the Transferable Class B Stock, par value $1.00 per share, of the Company (the "Transferable Class B Stock"), the "Class B Stock") set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares");

                           (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of Common Stock or Class B Stock for which such Stockholder has the sole authority to vote other than his Shares, but excluding any shares of Common Stock or Class B Stock which such Stockholder has the right to obtain upon the exercise of stock options outstanding on the date hereof; and


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                           (c) has the right, power and authority to execute and
         deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares.

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

                  2. Agreement to Convert Class B Shares; Agreement to Vote Shares.

                           (a) The Stockholder shall convert immediately prior to the Effective Time (as defined in the Merger Agreement) each share of Class B Stock held by him into one fully paid and nonassessable share of Common Stock, in accordance with the terms of the Class B Stock as set forth in the Articles of Restated Charter, dated October 3, 1991, as amended, of the Company.

                           (b) The Stockholder shall vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote, in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement or by this Agreement) at every meeting of the stockholders of the Company at which any such matters are considered and at every adjournment thereof. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. The Stockholder shall deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Maryland law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. The Stockholder shall also use his reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things


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         necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

                  3. No Voting Trusts. After the date hereof, the Stockholder agrees that he will not, nor will he permit any entity under his control to, deposit any Shares in a voting trust or subject any Shares to any agreement, arrangement or understanding with respect to the voting of such Shares other than agreements entered into with Parent.

                  4. Additional Purchases. The Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of the Company on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Common Stock or Class B Stock after the execution of this Agreement (including by conversion), or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Common Stock or Class B Stock other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to Parent upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. The Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

                  5. Affiliates Letter. The Stockholder shall execute and deliver on a timely basis a letter agreement in the form of Exhibit A-1 to the Merger Agreement, when and if requested by Parent prior to the Effective Time (as defined in the Merger Agreement).

                  6. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                  7. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other parties hereto.



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                  8. Entire Agreement. This Agreement supersedes all prior
agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                  9. Miscellaneous.

                           (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                           (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                           (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                           (d) This Agreement shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) termination of the Merger Agreement in accordance with its terms.

                           (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                           (f) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon such Stockholder until after such time as the Merger Agreement is executed and delivered by the Company and Parent.



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.

                           AMERICAN INTERNATIONAL GROUP, INC.


                           By:    /s/  M. R. GREENBERG
                              -------------------------------------
                                 Name:  M. R. Greenberg
                                 Title:    Chairman and Chief Executive Officer



                           THE STOCKHOLDER:


                                  /s/  ELI BROAD
                           ----------------------------------------------------
                           ELI BROAD


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                                                                       Exhibit A


                                   STOCKHOLDER

                        Number of           Number of
                        Shares of           Shares of            Type of
         Name           Common Stock        Class B Stock        Ownership
         ----           ------------        -------------        ---------

1.       Eli Broad      3,634,605           13,340,591


                                                                       Exhibit B


                                  FORM OF PROXY


                  The undersigned stockholder, for consideration received, hereby appoints [PARENT DESIGNEES] and each of them as my proxies, with full power of substitution in each of them, to cast on behalf of the undersigned all votes entitled to be cast by the holder of the shares of Common Stock, par value $1.00 per share, of SunAmerica Inc., a Maryland corporation (the "Company"), all shares of Non-Transferable Class B Stock, par value $1.00 per share, of the Company, and all shares of Transferable Class B Stock, par value $1.00 per share, of the Company, owned by the undersigned at the Special Meeting of Shareholders of the Company to be held [DATE, TIME AND PLACE] and at any adjournment thereof FOR approval and adoption of the Agreement and Plan of Merger, dated as of August 19, 1998, between the Company and American International Group, Inc., a Delaware corporation ("Parent"), providing for the merger (the "Merger") of the Company with and into Parent, and the Merger. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement, dated as of August 19, 1998, between a certain stockholder of the Company, the undersigned, and Parent terminates in accordance with its terms.


                                            Dated ___________________, 1998

                                            ____________________________________
                                               (Signature of Stockholder)